Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Mainz Biomed N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

					Proposed	Proposed
			Fee		Maximum	Maximum
			Calculation		Offering	Aggregate				Amount of
	Security	Security	or Carry	Amount	Price Per	Offering				Registration
	Type	Class Title	Forward Rule	Registered	Unit	Price		Fee Rate		Fee
Fees to Be Paid	Equity	Ordinary Shares, par value $0.001 per share (1)(2)	Rule 457(o)	–	–	9,200,000	(3)	0.00015310		$1,409
	Equity	Pre-funded warrants to purchase Ordinary Shares(3)(2)	Rule 457(g)	–	–	–	(3)	–	(4)	–
	Equity	Ordinary Shares underlying the pre-funded warrants	Rule 457(o)	–	–	$–		–		$–
Fees Previously Paid	–	–	–	–	–	–		–		$0
	Total Offering Amounts					$9,200,000				$1,409
	Total Fees Previously Paid									$0
	Total Fee Offset									$0
	Net Fee Due									$1,409

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the ordinary shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ordinary shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares and pre-funded warrants (including the ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $8,000,000 (or $9,200,000 if the underwriter exercises its over-allotment option).

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.